UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2005

VICTORY CAPITAL HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	002-76219-NY	87-0564472
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		I.D. Number)

27762 Antonio Parkway, Suite L1-497, Ladera Ranch, CA 92694
(Address of principal executive offices)

(866) 279-9265
(Registrant’s telephone number)

11718 Barrington Court, Los Angeles, CA 92692
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On February 21, 2005, the Company entered into a Share Exchange Agreement with Universal Power Vehicles (“UPV”) whereby the Company would acquire one hundred percent (100%) of the stock of UPV in exchange for twenty percent (20%) of the common stock of Victory Energy, Inc., a to be formed wholly owned subsidiary of the Company. Although the closing was intended to be within two weeks and based upon outstanding due diligence concerns, closing was uncertain to happen, if at all. As of the date of this Report, the Company had not yet satisfied its due diligence concerns and has concluded that based upon the outstanding due diligence issues, entering into such transaction would not be in the best interest of the Company’s shareholders. The Company will incur no termination penalties.

The Company has decided to concentrate its business on the exploration and development of oil and natural gas as of the date of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Capital Holdings Corporation

Date: December 12, 2005	By:	/s/ Jon Fullenkamp
Jon Fullenkamp
Chairman and CEO